As Filed with the Commission on June 15, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 14, 2018

ABCO ENERGY, INC.
(Name of registrant as specified in its Charter)

NEVADA	000-55235	20-1914514
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2100 North Wilmot, #211, Tucson, AZ	85712
(Address of principal executive offices)	(Zip Code)

(520) 777-0511
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

The Company and Blackbridge Capital Growth Fund LLC (“Seller”) are the parties to that certain promissory note originally issued by the Company to Seller on November 2, 2016 (“Original Note”), in the principal amount of $100,000,000.  On or around June 7, 2018, Seller entered into a note purchase and assignment agreement (the “Agreement”) to sell and assign the Original Note to L2Capital, LLC (“Holder”).  The Board of Directors of the Company deem it in the best interests of the Company to enter into the Agreement and issue a 7% replacement convertible promissory note of the Company in the aggregate principal amount of $87,707.25 (the “Note”) to the Holder, convertible into shares of common stock of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note, along with an irrevocable letter agreement with the Company’s transfer agent (the “Transfer Agent”) with respect to the reserve of shares of common stock of the Company to be issued upon any conversion of the Note; the issuance of such shares of common stock in connection with a conversion of the Note, and the indemnification of Transfer Agent for al loss, liability, or expense in carrying out the authority and direction contained in the irrevocable letter agreement.  The Seller was paid on June 14, 2018 and the transaction closed on that date with  the Note being delivered to the Holder by the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit

10(0)	7%, $87,707.25 Replacement Convertible Promissory Note dated as of June 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABCO ENERGY, INC.

Dated: June 15, 2018	By:	/s/ Charles O’Dowd
	Name:	Charles O’Dowd
	Title:	Chief Executive Officer